UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013

Investors Capital Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Kimball Lane
Lynnfield, MA  01940
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐   (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensation Arrangements of Certain Officers

On February 15, 2013 the Registrant awarded to Registrant’s Chief Executive Officer, Timothy B. Murphy, and Registrant’s Chief Financial Officer, Kathleen L. Donnelly a total of 61,750 and 32,000 shares, respectively, of Common Stock under the Investors Capital Holdings, Ltd.’s Amended and Restated Equity and Cash Bonus Plan (the “Amended Plan”), which is an amendment and restatement of the Registrant’s 2005 Equity Incentive Plan.  Each of the foregoing grants is subject to the following terms and conditions (i) the shares subject to each such grant shall vest, as nearly as practicable, in seven equal installments on the first seven anniversaries of the date of grant, (ii) each such grant shall be subject to the prompt execution and delivery by the Company and the grantee of an agreement setting forth the forgoing and such other terms and conditions consistent therewith and with the provisions of the aforesaid plans as the proper officers of the Company shall deemed to be appropriate and in the best interests of the Company, and (iii), subject to such exceptions as may be incorporated in the foregoing agreements, each such grantee shall not be permitted to transfer any interest in or to one-half of the combined number of shares granted to such grantee under all such grants while such grantee continues to be employed by the Company and/or its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd.

By	/s/ Timothy B. Murphy
Timothy B. Murphy, Chief Executive Officer

Date:  February 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.02	Investors Capital Holdings, Ltd. Amended and Restated Equity and Cash Bonus Incentive Plan

3